Exhibit 10.20A
    GW Pharmaceuticals plc

    2020 LONG-TERM INCENTIVE PLAN

Approved by shareholders on 26 May 2020 Adopted by the board of directors on 26 March 2020
Amended on 19 May 2020
Amended on 1 November 2023

Exhibit 10.20A

Exhibit 10.20A

RULES OF THE
GW PHARMACEUTICALS PLC 2020 LONG-TERM INCENTIVE PLAN
1.INTRODUCTION

The Plan is a discretionary benefit offered by GW Pharmaceuticals plc for the benefit of employees, directors and consultants of its group. Its main purpose is to increase the interest of such people in GW Pharmaceuticals plc’s long-term business goals and performance through share ownership. The Plan is an incentive for their future performance and commitment to the goals of the GW Pharmaceuticals group.
The Plan allows for the grant of Awards in the form of:
(a)Conditional Awards, which are rights to receive Shares for free automatically to the extent the Award Vests; and
(b)Options, which are Awards under which the Participant can buy Shares, to the extent the Award has Vested, during the Exercise Period at a price (which may be zero) set when the Option is granted.
The Plan also provides (in Rule 3 (Investment Shares) for invitations to be made to Participants to acquire Investment Shares. Where a Participant acquires Investment Shares, he will also be granted a Matching Award (which may be either a Conditional Award or an Option).
Awards which are not Matching Awards are termed Incentive Awards.
Share-based Awards may be settled in cash under Rule 9 (Cash Alternative), and Awards which may only be settled in cash may be granted under Schedule 1 (Cash Conditional Awards).
Options may be granted to eligible US Taxpayers that qualify ISO Options, to the extent permitted or desirable. Only employees of the Company and any “subsidiary” of the Company (as such term is defined in Section 424(f) of the IRS Code, respectively), shall be eligible to receive ISO Options on such terms established by the Committee in compliance with the requirements of Section 422 of the IRS Code.

2.DEFINITIONS AND INTERPRETATION
2.1In the Plan, unless the context otherwise requires:
2.2
“2017 LTIP” means the GW Pharmaceuticals plc Long-Term Incentive Plan adopted by the Board and approved by the Company’s shareholders on 14 March 2017;
“2017 LTIP’s Available Reserve” means the number of Ordinary Shares available for the grant of new awards under rule 5.4(a) of the 2017 LTIP as of immediately prior to the Effective Date;
“ADS” means an American Depositary Share (also known as an American Depositary Receipt or ADS), each of which represents 12 ordinary shares of nominal value 0.1p in the capital of the Company (the underlying Ordinary Shares);
“Award” means an Incentive Award or a Matching Award in the form of a Conditional Award or an Option;
“Bidco” means Jazz Pharmaceuticals UK Holdings Limited (registered in England and Wales with registered number 13150429), an indirect wholly owned subsidiary of Jazz;

“Board” means the board of directors of the Company or a duly authorised committee of the Board or a duly authorised person;
“Cash Consideration” has the meaning given in the Jazz Transaction Agreement;
“Committee” means the remuneration committee of the Board or, on and after the occurrence of a corporate event described in Rule 12 (Takeovers and other corporate events), the remuneration committee of the Board as constituted immediately before such event occurs;
“Company” means GW Pharmaceuticals plc (registered in England and Wales with registered number 4160917);
“Conditional Award” means a conditional right to acquire Shares granted under the Plan which is designated as a conditional award under Rule
4.2 (Type of Award);
“Connected Person” means an individual who is a an employee or director (including a non-executive director) of, or a Consultant to, a Group Member;
“Consultant” means an individual who is contracted to provide services to a Participating Company or a Group Member (as applicable) and who is not an employee or director of that company;
“Control” means control within the meaning of section 719 of ITEPA;
“Dividend Equivalent” means a benefit calculated by reference to dividends paid on Shares as described in Rule 4.4;
“DR Nominee” has the meaning given in the Jazz Scheme of Arrangement (being a company falling within Section 67(6) and Section 93(3) of the UK Finance Act 1986 as Bidco may in its sole discretion appoint in order to act as transferee of the Company’s Ordinary Shares underlying the Company’s ADSs pursuant to the Scheme of Arrangement);
“Early Vesting Date” means either:
(a)the date of Vesting referred to in Rule 12.1 (General offers), Rule 12.2 (Schemes of arrangement and winding up) or Rule 12.3 (Demergers and similar events) (as applicable); or
(b)such other date on which the Committee allows Discretionary Vesting before the Normal Vesting Date in accordance with Rule 6.1 (Timing of Vesting: Normal Vesting Date);
“Effective Date” means 26 May 2020;
“Eligible Person” means an individual who is an employee or director (including a non-executive director) of, or a Consultant to, a Participating Company;
“Employer Social Security Liability” means employer’s national insurance contributions (secondary class 1) or equivalent in jurisdictions other than the UK, to the extent lawfully recoverable from the relevant employee, for which any Group Member or former Group Member is liable to account to the relevant authority;
“Exercise Period” means the period referred to in Rule 7.2 during which an Option may be exercised;
“Fair Market Value” means, with respect to a Share, as of any date (i) if the Shares are admitted to trading on a securities exchange: (a) for the purpose of the operation of Rule 9.3 (Cash Equivalent) on the effective date of the Jazz Scheme of Arrangement, an amount equal to the sum of (x) the Per ADS Cash Consideration (or, if the Share is an Ordinary Share, the Cash Consideration), and (y) the Per ADS Share Deliverable (or, if the Share is an Ordinary Share, the Share Deliverable) multiplied by the opening price of a Jazz Ordinary Share on the same day on the Nasdaq securities exchange; or (b) for all other purposes, the closing price of a Share on the preceding day on such securities exchange or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported; (ii) if the Shares are not at the time listed or admitted to trading on a stock exchange, the closing average of the closing bid and asked price of a Share on the preceding day in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of the Shares in such market; or (iii) if the Shares are not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, as determined by the Committee in good faith using a reasonable application of a reasonable valuation method. For purposes of Options granted to US Taxpayers, Fair Market Value shall also be determined in a manner compliant with Section 409A or, in the case of an ISO Option, in compliance with Section 422 of the IRS Code.
“Grant Date” means the date on which an Award is granted;
“Group Member” means:
(a)a Participating Company or a body corporate which is the Company’s holding company (within the meaning of section 1159 of the Companies Act 2006) or a Subsidiary of the Company’s holding company;
(b)a body corporate which is a subsidiary undertaking (within the meaning of section 1162 of that Act) of a body corporate within paragraph (a) above and has been designated by the Board for this purpose; and
(c)any other body corporate in relation to which a body corporate within paragraph (a) or (b) above is able (whether directly or indirectly) to exercise 20% or more of its equity voting rights and has been designated by the Board for this purpose;
“Incentive Award” means an Award designated as an Incentive Award under Rule 4.2 (Type of Award);
“IRS Code” means the United States Internal Revenue Code, as the same may be amended from time to time and any successor thereto;
“ISO Option” means an Option granted to a US Taxpayer that is intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the IRS Code.
“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;
“Investment Shares” means Shares acquired pursuant to Rule 3 (Investment Shares) and any further Shares added to a holding of Investment Shares under Rule 3.4 (Variation of share capital – Investment Shares);
“Jazz” means Jazz Pharmaceuticals Public Limited Company, a public limited company incorporated in the Republic of Ireland;
“Jazz Ordinary Share” means the ordinary shares in the share capital of Jazz, each with a nominal value of $0.0001 per share;
“Jazz Scheme of Arrangement” means the court-sanctioned scheme of arrangement to effect the Jazz Transaction under Part 26 of the Companies Act 2006;
“Jazz Transaction” means the acquisition by Bidco (and/or at Bidco’s election, Jazz and/or the DR Nominee) of the entire issued and to be issued share capital of the Company pursuant to the Jazz Transaction Agreement and the Jazz Scheme of Arrangement;
“Jazz Transaction Agreement” means the transaction agreement, dated as of February 3, 2021, by and among the Company, Jazz and Bidco, as it may be amended;
“Matching Award” means an Award designated as a Matching Award under Rule 4.2 (Type of Award);
“Nasdaq” means the NASDAQ Global Market or the NASDAQ Stock Market LLC, as applicable;
“Normal Vesting Date” means the date on which an Award Vests under Rule 6.1 (Timing of Vesting: Normal Vesting Date), in the absence of an Early Vesting Date;
“Option” means a right to acquire Shares granted under the Plan which is designated as an option under Rule 4.2 (Type of Award);
“Option Price” means the amount, if any, payable per Share on the exercise of an Option;
“Ordinary Shares” means fully paid ordinary shares of nominal value 0.1p in the capital of the Company;

“Participant” means in the case of an Incentive Award, such Eligible Person to whom an Incentive Award is granted, and, in the case of a Matching Award, a person who acquires Investment Shares pursuant to Rule 3 (Investment Shares) including, in either case, his personal representatives;
“Participating Company” means the Company or any Subsidiary of the Company;
“Per ADS Cash Consideration” has the meaning given in the Jazz Transaction Agreement;
“Per ADS Share Deliverable” has the meaning given in the Jazz Transaction Agreement;
“Performance Condition” means a condition related to performance which is specified by the Committee under Rule 4.1 (Terms of grant);
“Plan” means the GW Pharmaceuticals plc 2020 Long-Term Incentive Plan as amended from time to time;
“Regular Option” means an Option other than a Short-Term Option or an RSU-style Option;
“Return Date” means the date by which an invitation issued under Rule 3.2 (Invitations in respect of Investment Shares) must be returned to the Company;
“RSU-style Option” is an Option with an Option Price equal to the nominal value of an Ordinary Share, if it is an option to acquire Ordinary Shares, or twelve times the nominal value of an Ordinary Share (being 1.2p per ADS), if it is an option to acquire ADSs, which is automatically exercised in accordance with the provisions of Rule 8.4 (Method of exercise: RSU-style Option) as soon as it becomes exercisable;
“Rule” means a rule of the Plan;
“Section 409A” means Section 409A of the IRS Code and the Treasury Regulations and other guidance published by the United States Treasury Department and the United States Internal Revenue Service with respect thereto, and any United States state law of similar effect;
“Share Deliverable” has the meaning given in the Jazz Transaction Agreement; “Shares” means Ordinary Shares or ADSs, as the context so admits;
“Short-Term Deferral Period” means the short-term deferral period (within the meaning of IRS Code Section 409A and Treas. Regs. §1.409A-1(b) (4));
“Short-Term Option” is an Option which may not be exercised later than the end of the Short-Term Deferral Period in relation to that Option;
“Subsidiary” means a body corporate which is a subsidiary (within the meaning of section 1159 of the Companies Act 2006);
“Tax Liability” means any amount of tax or social security contributions for which a Participant would or may be liable and for which any Group Member or former Group Member would or may be obliged to (or would or may suffer a disadvantage if it were not to) account for to any relevant authority, together with any Employer Social Security Liability in relation to a specific Award to the extent that the Committee determined at the Grant Date that such liability was to be recovered from the Award Holder;
“Treasury Regulations” or “Treas. Regs.” means the United States Treasury Regulations, as the same may be amended from time to time and any successor thereto;
“US Taxpayer” means a person who is subject to the federal income tax laws of the United States;

“Vest” means:
(a)in relation to a Conditional Award, a Participant becoming entitled to have Shares transferred to him (or his nominee) subject to the Rules;
(b)in relation to an Option, it becoming exercisable (subject to the conditions contained in Rule 8.1 (Restrictions on the exercise of an Option: regulatory and tax issues)), and Vesting shall be construed accordingly;
“Vested Shares” means those Shares in respect of which an Award Vests.
2.1Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

2.2Expressions in italics and headings are for guidance only and do not form part of the Plan.

3.INVESTMENT SHARES

3.1Invitations in respect of Investment Shares
Where the Committee is proposing the grant of Matching Awards, it may invite any Eligible Person to provide funds to acquire Shares in accordance with Rule 3.2 (Source of Investment Shares). Any such invitation shall specify:
(a)whether the invitation relates to Ordinary Shares or ADSs;
(b)the maximum amount which may be used to acquire Investment Shares (or the basis for calculating such amount);
(c)the procedure for providing the funds to invest in Investment Shares;
(d)a Return Date;
(e)the maximum number of Shares over which a related Matching Award will be made (or how that number will be determined); and
(f)such other terms relating to the Investment Shares as the Committee may decide from time to time.

3.2Source of Investment Shares
In relation to the proposed grant of any Matching Award, an individual’s Investment Shares shall, at the discretion of the Committee, comprise:
(a)Shares acquired pursuant to Rule 3.3 (Acquisition of Investment Shares) using an amount of the individual’s post-tax annual bonus; and/or
(b)Shares acquired pursuant to Rule 3.3 (Acquisition of Investment Shares) using an individual’s monies other than an amount of his post- tax annual bonus.

3.3Acquisition and holding of Investment Shares
As soon as practicable after the Return Date, and subject to any restrictions referred to in Rule 4.7 (Approvals and consents), the Company will procure the acquisition of the Investment Shares. Investment Shares will then be held in one or more of the following ways:
(a)on the Participant’s behalf by a nominee chosen from time to time by the Committee; or

(b)directly by the Participant but he will deposit the documents of title relating to the Investment Shares with any person specified by the Committee; or
(c)by such other method as the Committee decides that will enable it to monitor ownership of the Investment Shares.

3.4Variation of share capital – Investment Shares
Unless the Committee decides otherwise, if:
(a)a Participant acquires any further Shares by virtue of his holding of Investment Shares under a variation of share capital of the Company then he may add those Shares to his holding of Investment Shares;
(b)a Participant receives a special dividend by virtue of his holding of Investment Shares, he may purchase further Shares with the dividend and add those Shares to his holding of Investment Shares;
(c)a Participant receives securities other than Shares by virtue of his holding of Investment Shares, he may sell (or where appropriate redeem) those securities and use the proceeds to purchase further Shares which may be added to his holding of Investment Shares and, in any such case, his Award shall be adjusted accordingly under Rule 13 (Adjustment of Awards).

3.5Voting and dividend rights
While a Participant’s Investment Shares are held for the purposes of the Plan, he shall be entitled to exercise full voting rights in respect of those Investment Shares and receive any dividends declared by reference to the dividend record dates falling after the date of acquisition of the Investment Shares.

3.6Release of Investment Shares on or after Vesting
On or as soon as practicable after the Vesting or lapse of a Matching Award, the Committee shall transfer or procure the transfer of:
(a)the legal title for the Investment Shares related to the Award; and/or
(b)any documents of title relating to those Investment Shares to the Participant (or his nominee).

4.GRANT OF AWARDS

4.1Terms of grant
Subject to Rule 4.6 (Timing of grant), Rule 4.7 (Approvals and consents) and Rule 5 (Limits), the Committee may resolve to grant an Award on:
(a)the terms set out in the Plan; and
(b)such additional terms (whether a Performance Condition and/or any other terms) as the Committee may specify to, in the case of an Incentive Award, such Eligible Persons as it decides and, in the case of a Matching Award, to those Eligible Persons who have acquired Investment Shares.

4.2Type of Award
On or before the Grant Date, the Committee shall determine whether an Award shall be:
(a)granted in relation to Ordinary Shares or ADSs;
(b)an Incentive Award or a Matching Award;
(c)in the form of a Conditional Award or an Option;
(d)if granted as an Option, whether it is a Regular Option (and if granted to a US Taxpayer, whether it is intended to be an ISO Option), a Short-Term Option or an RSU-style Option;
If the Committee does not specify the type of an Award on or before the Grant Date then an Award shall be an Option to acquire ADSs with an Option Price equal to twelve times the nominal value of an Ordinary Share (1.2p per ADS). Any Option granted to a US Taxpayer with an Option Price that is less than Fair Market Value on the Grant Date that is not granted as an RSU-style Option shall be deemed a Short-Term Option.

4.3Method of grant
An Award shall be granted as follows:

(a)by deed executed by the Company; and
(b)if an Award is an Option, the Committee shall determine the Option Price (if any) on or before the Grant Date provided that, except in the case of an Option granted to a US Taxpayer, the Committee may reduce or waive such Option Price on or prior to the exercise of the Option. In the case of a Regular Option granted to a US Taxpayer, the Option Price per Share shall, subject to any adjustments permitted by Section 409A of the IRS Code and its regulations for corporate transactions, never be less than the Fair Market Value of such Share on the Grant Date.
In the case of an Option granted to a US Taxpayer, for the avoidance of doubt, the following actions shall have occurred as of the Grant Date: (i) the recipient of the grant of the Option shall have been identified, (ii) the maximum number of Shares that can be purchased under the Option shall have been established, (iii) the Option Price shall have been established; (iv) whether the Option is granted in relation to Ordinary Shares or
ADSs shall have been established (all Options not designated otherwise shall be Options to acquire ADSs); and (v) the recipient of the grant shall have acquired a legally binding right to the Option (which may, however, be subject to lapse or forfeiture).

4.4Acceptance of RSU-style Options
An RSU-style Option is subject to the requirement that the Participant accepts the Award in such manner as the Board may specify agreeing to be bound by the terms of the Award, and undertaking to pay the Option Price for the Award upon its exercise in accordance with Rule 8.4 (Method of exercise: RSU-style Option). If the Participant has not duly accepted the Award by midnight on the date 30 days after the Grant Date the
Company may, at any time before the Award has been duly accepted determine that the Award has lapsed. The undertaking to pay the Option Price shall be deemed an undertaking to pay the subscription price for the Ordinary Shares, or underlying Ordinary Shares, as appropriate, subject to the Award.

4.5Treatment of dividends
The Committee may, but is not obliged to, decide on or before the grant of an Award that either:-
(a)a Participant (or his nominee) shall be entitled to receive a benefit determined by reference to the value of the dividends that would have been paid on the Vested Shares in respect of dividend record dates occurring during the period between the Grant Date and the date of Vesting. The Committee shall decide the basis on which the value of such dividends shall be calculated which may assume the reinvestment of dividends. The Committee may also decide at this time whether the Dividend Equivalent shall be provided to the Participant in the form of cash and/or Shares. The Dividend Equivalent shall be provided in accordance with Rule 7.3; or
(b)it shall grant an Award on terms where the number of Shares comprised in an Award shall increase by deeming dividends that would have been paid on such Shares in respect of dividend record dates occurring within the period between the Grant Date and the date of Vesting to have been reinvested in additional Shares on such terms (as to the price at which any such additional Shares shall be deemed to have been purchased or otherwise) as the Committee shall decide on or before the Grant Date of an Award.

4.6Method of satisfying Awards
Unless specified to the contrary by the Committee on the Grant Date, an Award may be satisfied:
(a)by the issue of new Shares; and/or
(b)by the transfer of existing Shares.
The Committee may decide to change the way in which it is intended that an Award may be satisfied after it has been granted, having regard to the provisions of Rule 5 (Limits).

4.7No grants after expiry of seven-year grant period
No Awards may be granted after 26 May 2027 (that is, the expiry of the period of 7 years beginning with the Effective Date). The Plan shall remain in effect after that date in relation to any Awards granted before that date which are still outstanding.

4.8Approvals and consents
The grant of any Award shall be subject to obtaining any approval or consent required under any applicable rules of any exchange on which Shares or securities of the Company are listed or traded, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers, or any other relevant UK or overseas regulation or enactment.

4.9Non-transferability and bankruptcy
An Award granted to any person:
(a)shall not be transferred, assigned, encumbered, pledged, charged or otherwise disposed of (save as expressly permitted below in this Rule 4.9 and except on his death to his personal representatives) and shall lapse immediately on any attempt to do so; and
(b)shall lapse immediately if he is declared bankrupt.

Notwithstanding the foregoing, Participants resident in the United States of America may with the permission of the Committee transfer an Award to family members by gift or pursuant to a domestic relations order, within the parameters permitted for registration of the Shares on a Form S-8 Registration Statement under the US Securities Act of 1933, as amended and other applicable securities rules. In no event may any Award be transferred for consideration.

5.LIMITS

5.1Overall Plan Limit
No Award may be granted if it would cause the aggregate number of Ordinary Shares (including as part of the process for the issue of new ADSs) allocated (as defined in Rule 5.2) pursuant to Awards granted under the Plan since its adoption to exceed 22,200,000 plus:
(a)a number of Ordinary Shares (including as part of the process for the issue of new ADSs) equal to the 2017 LTIP’s Available Reserve; and
(b)a number of Ordinary Shares (including as part of the process for the issue of new ADSs) equal to the number of Returning Shares, if any, that become available from time to time as and when such shares become Returning Shares under Rule 5.4 below, up to a maximum of 12,749,175 Ordinary Shares.
The overall limit in this Rule 5.1 will be subject to such other adjustment as the Board may determine to be appropriate upon any change that is made in, or other events that occur with respect to, the Shares without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction.
Upon the Effective Date, (1) no further new awards may be granted over Shares under the 2017 LTIP and (2) the number of Ordinary Shares subject to the 2017 LTIP’s Available Reserve shall cease to be available for grant under the 2017 LTIP and shall become available for grant hereunder pursuant to Rule 5.1(a) above.

5.2Meaning of “allocated”
For the purposes of Rule 5.1:
(a)Ordinary Shares are allocated:
(i)when an option, award or other contractual right to acquire Shares which may result in the issue of new Ordinary Shares (including as part of the process for the issue of new ADSs) is granted;
(ii)where Ordinary Shares are issued (including as part of the process for the issue of new ADSs) otherwise than pursuant to an option, award or other contractual right to acquire Shares, when those Ordinary Shares are issued;
(b)any Ordinary Shares which have been issued or which may be issued to any trustees to satisfy the exercise of any option, award or other contractual right granted under any arrangement falling within Rule 5.1 shall count as allocated unless they are already treated as allocated under this Rule; and
(c)for the avoidance of doubt, existing Ordinary Shares that are transferred or over which options, awards or other contractual rights are granted shall not count as allocated.

5.3Post-grant events affecting numbers of “allocated” Ordinary Shares
For the purposes of Rule 5.2:
(a)where:
(i)any option, award or other contractual right to acquire unissued Shares is released or lapses (whether in whole or in part); or
(ii)after the grant of an option, award or other contractual right the Committee determines that:
(aa)    it shall be satisfied by the payment of cash equal to the gain made on its vesting or exercise; or (bb)    it shall be satisfied by the transfer of existing Shares
the unissued Ordinary Shares which consequently cease to be subject to the option, award or other contractual right (whether directly or as the Ordinary Shares represented by ADSs) shall not count as allocated; and
(b)the number of Ordinary Shares allocated in respect of an option, award or other contractual right shall be such number as the Board shall reasonably determine from time to time.

5.42017 LTIP
Where any option, award or other contractual right to acquire unissued Shares that was granted under the 2017 LTIP and that is outstanding as of the Effective Date is, on or after the Effective Date released or lapses (whether in whole or in part), the overall Plan limit specified in Rule 5.1 shall be increased by the number of unissued Ordinary Shares which consequently cease to be subject to the option, award or other contractual right under the 2017 LTIP (whether directly or as the Ordinary Shares represented by ADSs) (such shares that may increase the number of unissued Ordinary Shares, the “Returning Shares”).

5.5ISO Option limit
The aggregate maximum number of Ordinary Shares which have been and may be acquired by Participants (including the underlying Ordinary Shares in relation to ADSs) pursuant to the exercise of ISO Options granted under the Plan since its adoption shall be 5,000,000 (the “ISO Limit”), subject to such adjustment as the Board may determine to be appropriate upon any change that is made in, or other events that occur with respect to, the Shares without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction. For clarity, the ISO Limit shall not permit any Award to be granted if it would cause the aggregate number of Ordinary Shares which may be acquired pursuant to all Awards granted under the Plan to exceed the overall plan limit described in Rule 5.1 above.

5.6Effect of limits
Any Award shall be limited and take effect so that the limits in this Rule 5 are complied with.

6.VESTING OFAWARDS

6.1Timing of Vesting: Normal Vesting Date
Subject to Rule 6.3 (Restrictions on Vesting: tax issues), an Award shall Vest on the later of:
(a)the date on which the Committee determines whether or not any Performance Condition and any other condition imposed on the Vesting of the Award has been satisfied (in whole or part); and
(b)the third anniversary of the Grant Date, or such other date (which may be before the third anniversary of the Grant Date) as the Committee may determine on or before the grant of the relevant Award, except where earlier Vesting occurs on an Early Vesting Date under Rule 12 (Takeovers and other corporate events) or where the Committee in its discretion permits earlier Vesting, whether pursuant to a separate written plan or agreement approved by the Committee or otherwise (“Discretionary Vesting”).

6.2Extent of Vesting
An Award shall only Vest to the extent:
(a)that any Performance Condition is satisfied on the Normal Vesting Date or, if appropriate, the Early Vesting Date;
(b)permitted by any other term imposed on the Vesting of the Award, or pursuant to a separate written plan or agreement approved by the Committee; and
(c)in relation to Vesting before the Normal Vesting Date, as permitted by Rules 11.2 and 12.5 (Reduction in number of Vested Shares), or, in the case of Discretionary Vesting to the extent determined by the Committee in its discretion.
Where, under Rule 12 (Takeovers and other corporate events) or in the case of Discretionary Vesting, an Award would (subject to the satisfaction of any Performance Condition) Vest before the end of the full period over which performance would be measured under Performance Condition then, unless provided to the contrary by the Performance Condition, the extent to which the Performance Condition has been satisfied in such circumstances shall be determined by the Committee on such reasonable basis as it decides.

6.3Restrictions on Vesting: tax issues
An Award shall not Vest unless and until the following conditions are satisfied:
(a)if, on the Vesting of the Award, a Tax Liability would arise by virtue of such Vesting and the Board decides that such Tax Liability shall not be satisfied by the sale of Shares pursuant to Rule 6.5 (Payment of Tax Liability) then the Participant must have entered into arrangements acceptable to the Board that the relevant Group Member will receive the amount of such Tax Liability; and
(b)where the Committee requires, the Participant has entered into, or agreed to enter into, a valid election under Part 7 of ITEPA (Employment income: elections to disapply tax charge on restricted securities) or any similar arrangement in any overseas jurisdiction.
For the purposes of this Rule 6.3, references to Group Member include any former Group Member.

In the case of a Participant who is a US Taxpayer, any delay in the Vesting of an Award for the satisfaction of the conditions in Rule 6.3(a) or (b) shall not delay the distribution of Shares or cash in lieu of Shares beyond the Short-Term Deferral Period in relation to the Award, and if any of those conditions is not satisfied by the end of that Short-Term Deferral Period the Award shall lapse without any further obligation of the Company, the Participant’s employer, or any other Group Member to the Participant with respect thereto.

6.4Tax Liability before Vesting
If any Tax Liability will or is likely to arise before the Vesting of an Award then the Participant must enter into arrangements acceptable to any relevant Group Member to ensure that it receives the amount of such Tax Liability. If no such arrangement is made then the Participant shall be deemed to have authorised the Company to sell or procure the sale of sufficient of the Shares subject to his Award on his behalf to ensure that the relevant Group Member receives the amount required to discharge the Tax Liability and the number of Shares subject to his Award shall be reduced accordingly.
For the purposes of this Rule 6.4, references to Group Member include any former Group Member.

6.5Payment of Tax Liability
The Participant authorises the Company to:
(a)sell or procure the sale of sufficient Vested Shares on or following the Vesting of his Award on his behalf to ensure that any relevant Group Member or former Group Member receives the amount required to discharge the Tax Liability which arises on Vesting; or
(b)to withhold from the number of Shares deliverable on the Vesting of the Award such number of Shares as has a fair market value on the date the Tax Liability is to be determined equal to the Tax Liability in satisfaction of the Participant’s obligations in relation to that Tax Liability, provided that such Shares shall not exceed the amount necessary to satisfy the Tax Liability at the maximum rate applicable in the Participant’s jurisdiction(s), except to the extent that the Board decides that all or part of the Tax Liability shall be funded in a different manner.

7.CONSEQUENCES OF VESTING

7.1Conditional Awards
On or as soon as reasonably practicable after the Vesting of a Conditional Award, the Company shall, subject to Rule 6.5 (Payment of Tax Liability) and any arrangement made under Rules 6.3(a) and 6.3(b) (Restrictions on Vesting: tax issues), transfer or procure the transfer of the Vested Shares to the Participant (or a nominee for him).

7.2Options
An Option shall, subject to Rule 8.1 (Restrictions on the exercise of an Option: regulatory and tax issues), be exercisable in respect of Vested Shares at any time prior to:
(a)in relation to a Regular Option, the tenth anniversary of the Grant Date; and
(b)in relation to a Short-Term Option, the end of the Short-Term Deferral Period in relation to that Option,

unless, in each case, it lapses earlier under Rule 11.1 (Leavers), Rule 12.1 (General offers), Rule 12.2 (Schemes of arrangement and winding up) or Rule 12.3 (Demergers and similar events).
For purposes of clarity, an RSU-style Option shall be automatically exercised upon Vesting in accordance with the provisions of Rule 8.4 (Method of exercise: RSU-style Option) and therefore there is no period where the Participant may exercise it.

7.3Dividend Equivalent
If the Committee decided under Rule 4.4 (Treatment of dividends) that a Participant would be entitled to a Dividend Equivalent in relation to Shares under their Award but did not decide at that time whether the Dividend Equivalent would be provided in the form of cash and/or Shares, then the Committee shall make such decision on or as soon as practicable after Vesting.
The Committee, acting fairly and reasonably, may decide to exclude the value of all or part of a special dividend or any other dividend from the amount of the Dividend Equivalent.
The provision of the Dividend Equivalent to the Participant shall be made as soon as practicable after the issue or transfer of Vested Shares and:
(a)in the case of a cash payment, shall be subject to such deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable; and
(b)in the case of a provision of Shares, Rule 6.3 (Restrictions on Vesting: tax issues) and Rule 6.5 (Payment of Tax Liability) shall apply as if such provision was the Vesting of an Award.

8.EXERCISE OF OPTIONS

8.1Restrictions on the exercise of an Option: regulatory and tax issues
An Option which has Vested may not be exercised unless the following conditions are satisfied:
(a)the exercise of the Option and the issue or transfer of Shares after such exercise would be lawful in all relevant jurisdictions and in compliance with any applicable rules of any exchange on which Shares or securities of the Company are listed or traded, any relevant share dealing code of the Company, the City Code on Takeovers and Mergers and any other relevant UK or overseas regulation or enactment;
(b)if, on the exercise of the Option, a Tax Liability would arise by virtue of such exercise and the Board decides that such Tax Liability shall not be satisfied by the sale of Shares pursuant to Rule 8.5 (Payment of Tax Liability) then the Participant must have entered into arrangements acceptable to the Board that the relevant Group Member will receive the amount of such Tax Liability; and
(c)where the Committee requires, the Participant has entered into, or agreed to enter into, a valid election under Chapter 2, Part 7, ITEPA (Employment income: elections to disapply tax charge on restricted securities) or any similar arrangement in any overseas jurisdiction.

In no event shall any restrictions under this Rule 8.1 on the exercise of a Vested Option extend the Exercise Period beyond the limit of Rule 7.2(a) (for a Regular Option) and Rule 7.2(b) (for an RSU-style Option or a Short-Term Option). For the purposes of this Rule 8.1, references to Group Member include any former Group Member.

8.2Exercise in whole or part
An Option must be exercised over at least 2,000 Shares on any occasion unless the Committee decides that a Participant may exercise the Option in respect of such fewer number of Shares as it decides or there are fewer than 2,000 Shares (or such other number as the Committee may decide)
in respect of which the Option may be exercised at the relevant time, in which case the Option must be exercised to the maximum extent possible at that time.

8.3Method of exercise: Options other than RSU-style Options
The exercise of any Option other than an RSU-style Option shall be effected in the form and manner prescribed by the Board. Unless the Board, acting fairly and reasonably determines otherwise, any notice of exercise shall, subject to Rule 8.1 (Restrictions on the exercise of an Option: regulatory and tax issues), take effect only when the Company receives it, together with payment of any relevant Option Price (or, if the Board so permits, an undertaking to pay that amount). Any Option and RSU-style Option (or proportion thereof) Vesting in connection with the Jazz Scheme of Arrangement shall be automatically exercised in accordance with the provisions of Rule 8.4.

8.4Method of exercise: RSU-style Options
An RSU-style Option shall be automatically exercised to the full extent of the Vested Shares on the day it becomes exercisable in relation to those Vested Shares (taking account of any restrictions on exercise pursuant to Rule 8.1), and the Participant’s undertaking to pay the Option Price shall satisfy the obligation to pay the Option Price. By accepting the RSU-style Option the Participant shall:
(a)authorise the Company to sell or procure the sale of sufficient Vested Shares on or following exercise of his RSU-style Option on his behalf to ensure that the Company receives the amount required to discharge that undertaking to pay (and authorises the Company to apply that amount in discharging the undertaking);
(b)if the Company does not so sell or procure the sale of Vested Shares, authorise the Company to recover a sufficient amount to discharge the undertaking to pay from any amounts payable to the Participant by any Group Member whether by way of salary or otherwise; and
(c)otherwise agree to be bound by all provisions of the Plan in relation to the RSU-style Option, including, without limitation, in relation to its exercise.

8.5Payment of Tax Liability
The Participant authorises the Company to:
(a)sell or procure the sale of sufficient Vested Shares on or following exercise of his Option on his behalf to ensure that any relevant Group Member receives the amount required to discharge the Tax Liability which arises on such exercise; or
(b)to withhold from the number of Shares deliverable on exercise of the Option such number of Shares as has a fair market value on the date the Tax Liability is to be determined equal to the Tax Liability in satisfaction of the Participant’s obligations in relation to that Tax Liability, except to the extent that he and the Company agree that all or part of the Tax Liability is to be funded in a different manner.

8.6Transfer or allotment timetable
As soon as reasonably practicable after an Option has been exercised, the Company shall, subject to Rule 8.5 (Payment of Tax Liability) and any arrangement made under Rules 8.1(b) and 8.1(c) (Restrictions on exercise: regulatory and tax issues), transfer or procure the transfer to him (or a nominee for him) or, if appropriate, allot to him (or a nominee for him) the number of Shares in respect of which the Option has been exercised.

8.7Lapse of Options
An Option which has become exercisable shall, subject to, Rule 12.1 (General offers) , Rule 12.2 (Schemes of arrangement and winding up) or Rule 12.3 (Demergers and similar events), lapse at the end of the Exercise Period to the extent it has not been exercised.

9.CASH ALTERNATIVE

9.1Committee determination
Where a Conditional Award Vests or where an Option has been exercised and Vested Shares have not yet been allotted or transferred to the Participant (or his nominee), the Committee may determine that, in substitution for his right to acquire such number of Vested Shares as the Committee may decide (but in full and final satisfaction of his right to acquire those Shares), he shall be paid by way of additional employment income a sum equal to the cash equivalent (as defined in Rule 9.3) of that number of Shares in accordance with the following provisions of this Rule 9.

9.2Limitation on the use of this Rule
Rule 9.1 shall not apply in relation to an Award made to a Participant in any jurisdiction where the presence of Rule 9.1 would cause:
(a)the grant of the Award to be unlawful or for it to fall outside any applicable securities law exclusion or exemption; or
(b)adverse tax or social security contribution consequences for the Participant or any Group Member as determined by the Board provided that this Rule 9.2 shall only apply if its application would prevent the occurrence of a consequence referred to in (a) or (b) above.

9.3Cash equivalent
For the purpose of this Rule 9, the cash equivalent of a Share is:
(a)in the case of a Conditional Award, the Fair Market Value of a Share on the day when the Award Vests;
(b)in the case of an Option, the Fair Market Value of a Share on the day when the Option is exercised reduced by the Option Price.

9.4Payment of cash equivalent
Subject to Rule 9.5 (Share alternative), as soon as reasonably practicable after the Committee has determined under Rule 9.1 that a Participant shall be paid a sum in substitution for his right to acquire any number of Vested Shares:
(a)the Company shall pay to him or procure the payment to him of that sum in cash; and
(b)if he has already paid the Company for those Shares, the Company shall return to him the amount so paid by him.

9.5Share alternative
If the Committee so decides, the whole or any part of the sum payable under Rule 9.4 shall, instead of being paid to the Participant in cash, be applied on his behalf:
(a)in subscribing for Shares at a price equal to the market value by reference to which the cash equivalent is calculated; or
(b)in purchasing such Shares; or
(c)partly in one way and partly in the other
and the Company shall allot or transfer to him (or his nominee) or procure the transfer to him (or his nominee) of the Shares so subscribed for or purchased.

9.6Deductions
There shall be deducted from any payment under this Rule 9 such amounts (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable and permitted by law.

10.LAPSE OF AWARDS

10.1General
An Award shall lapse:
(a)in accordance with the Rules; or
(b)to the extent it does not Vest under these Rules.

10.2Dealings in Investment Shares
A Matching Award shall lapse on the date on which the Participant:
(a)does any act in breach of any of the terms relating to his Investment Shares unless the Committee decides otherwise; or
(b)loses his entitlement to, transfers, charges, or otherwise disposes of the Investment Shares to which the relevant Matching Award relates and such lapse shall be pro-rata to the number of Investment Shares in respect of which such act or event occurs.

10.3Short-Term Options
A Short-Term Option shall lapse at the end of the Short-Term Deferral Period in relation to that Option (or such shorter period set forth in the grant documentation or as specified in by the Committee in order to avoid adverse tax consequences), if not exercised.

11.LEAVERS

11.1Leavers
If a Participant ceases to be a Connected Person in relation to an Award held by him then that Award shall lapse immediately on such cessation.

11.2Leavers: reduction in number of Vested Shares
Where an Award Vests on or after a Participant ceasing to be a Connected Person, the Committee shall determine the number of Vested Shares of that Award by the following steps:
(a)applying any Performance Condition and any other condition imposed on the Vesting of the Award in accordance with Rule 6.2 (Extent of Vesting); and
(b)if the Committee so decides, applying such reduction to the number of Shares determined under Rule 11.2(a) as it sees fit (such reduction to be, unless it decides otherwise, on such pro-rata basis as it may determine).
If an Award Vests under any of Rules 12.1 to 12.3 when the holder of that Award has ceased to be a Connected Person then this Rule 11.2 shall take precedence over Rule 12.5.

11.3Meaning of ceasing to be a Connected Person
A Participant shall not be treated for the purposes of this Rule 11 as ceasing to be a Connected Person until such time as he is no longer a director or employee of, or a Consultant to, any Group Member. If any Participant ceases to be such a director or employee before the Vesting of his Award in circumstances where he retains a statutory right to return to work then he shall be treated as not having ceased to be such a director or employee until such time (if at all) as he ceases to have such a right to return to work while not acting as an employee or director. In the case of a US Taxpayer, a Participant shall not be treated for the purposes of this Rule 11 as ceasing to be a Connected Person unless and until the Participant has also had a “separation from service” for purposes of Section 409A.
The reason for the termination of office or employment of a Participant, or the relevant consultancy contract, shall be determined by reference to Rule 11.1 regardless of whether such termination was lawful or unlawful.

12.TAKEOVERS AND OTHER CORPORATE EVENTS

12.1General offers
If any person (or group of persons acting in concert):
(a)obtains (or, in the reasonable opinion of the Committee, is expected to obtain) Control of the Company as a result of making a general offer to acquire Shares; or
(b)having obtained Control of the Company makes such an offer and such offer becomes unconditional in all respects the Committee shall within 7 days of becoming aware of that event or forming such opinion (as applicable) notify every Participant accordingly and, subject to Rule 12.4 (Internal reorganisations), the following provisions shall apply:
(i)subject to Rule 6.3 (Restrictions on Vesting: tax issues), all Awards shall Vest on such date as the Committee may determine (being no later than the date of the change in Control of the Company or the offer becoming unconditional in all respects, as applicable) (such date being the Early Vesting Date) if they have not then Vested and Rule 12.5 (Corporate events: reduction in number of Vested Shares) shall apply; and
(ii)any Option may, subject to Rule 8.1 (Restrictions on the exercise of an Option: regulatory and tax issues), be exercised within one month of the Early Vesting Date (or such shorter period of time approved by the Committee, not to be less than five days), except for RSU-style Options, which shall be automatically exercised to the full extent of the Vested Shares upon the Early Vesting Date, but to the extent that an Option is not exercised within that period, that Option shall (regardless of any other provision of the Plan) lapse at the end of that period.

12.2Schemes of arrangement and winding up
In the event that:
(a)a compromise or arrangement is sanctioned by the Court under section 899 of the Companies Act 2006 in connection with or for the purposes of a change in Control of the Company; or
(b)the Company passes a resolution for a voluntary winding up of the Company; or
(c)an order is made for the compulsory winding up of the Company or, in the reasonable opinion of the Committee, any of the above events is expected to occur, all Awards shall, subject to Rule 6.3 (Restrictions on Vesting: tax issues) and Rule 12.4 (Internal reorganisations), Vest on such date (and, in respect of any Awards granted on or after 3 February 2021, to such extent) as the Committee may determine (being no later than the date of such event) (such date being the Early Vesting Date) if they have not then Vested and Rule 12.5 (Corporate events: reduction in number of Vested Shares) shall apply. In respect of any Awards granted on or after 3 February 2021, the Committee may determine the proportion of the Award that will Vest under this Rule 12.2 and whether the remainder of the Award will be exchanged for an equivalent award as determined by the Committee except that it will be over shares in another company.

If an event as described in this Rule 12.2 occurs (or, in the reasonable opinion of the Committee, is expected to occur) then an Option may, subject to Rule 8.1 (Restrictions on the exercise of an Option: regulatory and tax issues) and Rule 12.4 (Internal reorganisations), be exercised within one month of the Early Vesting Date (except for RSU-style Options, which shall be automatically exercised to the full extent of the Vested Shares upon the Early Vesting Date), but to the extent that the Option is not exercised within that period, it shall (regardless of any other provision of the Plan) lapse at the end of that period.

12.3Demergers and similar events
If a demerger, special dividend or other similar event (the “Relevant Event”) is proposed which, in the opinion of the Committee, would affect the market price of Shares to a material extent, then the Committee may, at its discretion, decide that the following provisions shall apply:
(a)the Committee shall, as soon as reasonably practicable after deciding to apply these provisions, notify a Participant that, subject to earlier lapse under Rule 11 (Leavers), his Award Vests and, if relevant, his Option may be exercised on such terms as the Committee may determine and during such period preceding the Relevant Event or on the Relevant Event as the Committee may determine and shall lapse at the end of that period to the extent unexercised;
(b)if an Award Vests, or an Option is exercised, conditional upon the Relevant Event and such event does not occur then the conditional Vesting or exercise shall not be effective and the Award shall continue to subsist; and
(c)if the Committee decides that an Award Vests under this Rule 12.3 then the date of that Vesting shall be the Early Vesting Date and the provisions of Rule 12.5 (Corporate events: reduction in number of Vested Shares) shall apply.

12.4Internal reorganisations
In the event that:
(a)a company (the “Acquiring Company”) is expected to obtain Control of the Company as a result of an offer referred to in Rule 12.1 (General offers) or a compromise or arrangement referred to in Rule 12.2(a) (Schemes of arrangement and winding up);and
(b)at least 75% of the shares in the Acquiring Company are expected to be held by substantially the same persons who immediately before the obtaining of Control of the Company were shareholders in the Company then the Committee, with the consent of the Acquiring Company, may decide before the obtaining of such Control that an Award shall not Vest under Rule 12.1 or Rule 12.2 but shall be automatically surrendered in consideration for the grant of a new award which the Committee determines is equivalent to the Award it replaces except that it will be over shares in the Acquiring Company or some other company.
The Rules will apply to any new award granted under this Rule 12.4 as if references to Shares were references to shares over which the new award is granted and references to the Company were references to the company whose shares are subject to the new award.

In the case of an Award granted to a US Taxpayer, Rule 12.4 shall be administered in a manner that either complies with Section 409A of the IRS Code, or in a manner that does not result in the Award becoming subject to Section 409A.

12.5Corporate events: reduction in number of Vested Shares
If an Award Vests under any of Rules 12.1 to 12.3, the Committee shall determine in its absolute discretion, including by way of an agreement approved by the Committee, the number of Vested Shares of that Award. Without limitation to the generality of the foregoing, the Committee may determine that number by the following steps:
(a)applying any Performance Condition and any other condition imposed on the Vesting of the Award; and
(b)subject to Rule 11.2 (Leavers: reduction in number of Vested Shares), and if the Committee so decides, by applying such reduction to the number of Shares determined under Rule 12.5(a) as it sees fit (such reduction to be, unless it decides otherwise, on such pro-rata basis as it may determine).
If an Award Vests under any of Rules 12.1 to 12.3 after the holder of that Award has ceased to be a Connected Person then Rule 1125 shall take precedence over this Rule 12.5.

13.ADJUSTMENT OF AWARDS

13.1General rule
In the event of:
(a)any variation of the share capital of the Company; or
(b)a demerger, special dividend or other similar event which affects the market price of Shares to a material extent the Committee may make such adjustments as it considers appropriate under Rule 13.2 (Method of adjustment) taking into account, where relevant, any adjustment to the related holding of Investment Shares under Rule 3.4 (Variation of share capital – Investment Shares).

13.2Method of adjustment
An adjustment made under this Rule shall be to one or more of the following:
(a)the number of Shares comprised in an Award;
(b)subject to Rule 13.3 (Adjustment below nominal value), the Option Price; and
(c)where any Award has Vested or Option has been exercised but no Shares have been transferred or allotted after such Vesting or exercise, the number of Shares which may be so transferred or allotted and (if relevant) the price at which they may be acquired.
In the case of any Award granted to a US Taxpayer, any adjustment under this Rule 13.2 shall be made in a manner that complies with Sections 409A and, in the case of ISO Options, 424 of the Code.

13.3Adjustment below nominalvalue
An adjustment under Rule 13.2 may have the effect of reducing the price at which Shares may be subscribed for on the exercise of an Option to less than their nominal value, but only if and to the extent that the Board is authorised:
(a)to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercised and which are to be allotted after such exercise exceeds the price at which the Shares may be subscribed for; and
(b)to apply that sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise that sum (if any) and apply it in paying up that amount.

14.ALTERATIONS

14.1General rule on alterations
Except as described in Rule 14.2 (Shareholder approval) and Rule 14.4 (Alterations to disadvantage of Participants), the Committee may at any time alter the Plan or the terms of any Award including without limitation to modify Awards granted or to be granted to individuals who are nationals of a jurisdiction, or employed, outside the United Kingdom and the United States or establish sub-plans or procedures under the Plan to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

14.2Shareholder approval
Except as described in Rule 14.3 (Exceptions to shareholder approval), no alteration to the advantage of an individual to whom an Award has been or may be granted shall be made under Rule 14.1 to the provisions concerning:
(a)the individual limits on participation;
(b)the overall limits on the issue of Shares or the transfer of treasury Shares; and the terms of this Rule 14.2 without the prior approval by ordinary resolution of the members of the Company in general meeting.
In addition, the Company shall not have the authority to: (i) reduce the Option Price of any outstanding Options under the Plan, or (ii) cancel any outstanding Option that has an Option Price greater than the current Fair Market Value of the Shares in exchange for cash or other Awards under the Plan, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.

14.3Exceptions to shareholder approval
Rule 14.2 (Shareholder approval) shall not apply to:
(a)any minor alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Member; or
(b)any alteration relating to the Performance Condition made under Rule 14.5; or

(c)for the avoidance of doubt, any alteration not named in Rule 14.2.

14.4Alterations to disadvantage of Participants
No alteration to the material disadvantage of Participants (other than a change to any Performance Condition) shall be made under Rule 14.1 unless:
(a)the Board shall have invited every relevant Participant to indicate whether or not he approves the alteration; and
(b)the alteration is approved by a majority of those Participants who have given such an indication.
Notwithstanding the foregoing, the Board may amend the Plan so as to apply to existing Awards, or the terms of an Award, without such approval to: correct what they consider to be an error in the drafting of the Plan or the Award documentation which is evidently an error from the wording of the Plan or the Award documentation; clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A; or to comply with other applicable laws, regulations, ruling, judicial decision or listing requirements.

14.5Alterations to a Performance Condition
The Committee may amend any Performance Condition without prior shareholder approval if:
(a)an event has occurred which causes the Committee reasonably to consider that it would be appropriate to amend the Performance Condition; and
(b)the Committee shall act fairly and reasonably in making the alteration.

15.MISCELLANEOUS

15.1Employment, office or consultancy
The rights and obligations of any individual under the terms of his office or employment with any Group Member, or the contract pursuant to which he is a Consultant, shall not be affected by his participation in the Plan or any right which he may have to participate in it. An individual who participates in the Plan waives any and all rights to compensation or damages in consequence of the termination of his office, employment or consultancy for any reason whatsoever insofar as those rights arise or may arise from him ceasing to have rights under an Award as a result of such termination. Participation in the Plan shall not confer a right to continued employment, office or consultancy upon any individual who participates in it.

15.2No implied right to participate
No Connected Person has a right to participate in the Plan The grant of any Award does not imply that any further Award will be granted nor that a Participant has any right to receive any further Award. Participation in the Plan or the grant of Awards on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Awards on the same basis, or at all, in any future year.

15.3Disputes
In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or relating to the Plan, the decision of the Committee shall be final and binding upon all persons.

15.4Exercise of powers and discretions and delegation
(a)The exercise of any power or discretion by the Board or the Committee shall not be open to question by any person and a Participant or former Participant shall have no rights in relation to the exercise of or omission to exercise any such power or discretion.
(b)Notwithstanding anything else to the contrary in these Rules, any matter to be determined in relation to an Award granted or to be granted to, or held by, the Company’s chief executive officer or its other executive officers must be determined or recommended to the full board of the Company for determination either by:
(i)independent directors constituting a majority of the board’s independent directors in a vote in which only independent directors participate; or
(ii)a compensation committee comprised solely of independent directors.
This Rule 15.4(b) shall be interpreted in accordance with the NASDAQ Listing Rules, save that “independent director” shall mean a person who is both an independent director within the meaning of the NASDAQ Listing Rules and a non-employee director within the meaning of Rule16b-3 under the Securities Exchange Act of 1934 of the United States (the “Exchange Act”).
(c)Subject always to Rule 15.4(b), the Board or the Committee may delegate its powers to such person or persons as it determines, and on such terms as it determines, provided that the Board or Committee may not delegate its power and authority to the chief executive officer or other executive officer of the Company with regard to the selection for participation in the Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award granted to such an officer, director or other person.

15.5Share rights
All Shares allotted under the Plan shall rank equally in all respects with Shares then in issue except for any rights attaching to such Shares by reference to a record date before the date of the allotment.
Where Vested Shares are transferred to Participants (or their nominee) they shall be entitled to all rights attaching to such Shares by reference to a record date on or after the date of such transfer.

15.6Notices
Any notice or other communication under or in connection with the Plan may be given:
(a)by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a Connected Person, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office, employment or other arrangement pursuant to which he is a Connected Person;
(b)in an electronic communication to their usual business address or such other address for the time being notified for that purpose to the person giving the notice; or
(c)by such other method as the Board determines.

15.7Third parties
No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the Plan.

15.8Benefits not pensionable
Benefits provided under the Plan shall not be pensionable.

15.9Data Protection
(a)As a condition for receiving any Award, each Participant acknowledges that the Company and any Subsidiary of the Company may collect, use and transfer, in electronic or other form, personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company (as above) may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant and recommend any necessary corrections to the Data regarding the Participant in writing, without cost, by contacting the local human resources representative.
(b)For the purpose of operating the Plan in the European Union and the United Kingdom, the Company will collect and process information relating to Participants in accordance with the privacy notice which is provided to each Participant.

15.10Governing law
The Plan and all Awards shall be governed by and construed in accordance with the laws of England and Wales and the Courts of England and Wales have exclusive jurisdiction to hear any dispute.

15.11Section 409A
Although neither the Company, the Committee nor any Group Member guarantees any particular tax treatment to a US Participant, all Awards granted to US Taxpayers are intended to be exempt from, or compliant with, the application of Section 409A of the IRS Code:

(a)in the case of Awards other than Regular Options, pursuant to the short-term deferral exception set forth Treas. Regs. §1.409A-1(b)(4)); and
(b)in the case of Regular Options, as options which are exempt from Section 409A;
and this Plan shall be limited, construed and administered consistent with that intent. Accordingly, notwithstanding any Rule in the Plan to the contrary, in the case of Awards granted to US Taxpayers:
(c)in any instance in which a new Regular Option is substituted for an outstanding Option pursuant to a corporate transaction or in any instance in which an outstanding Regular Option is assumed pursuant to a corporate transaction, the number of Shares and the Option Price shall be adjusted in accordance with the principles set forth in Sections 1.424-1(a)(5) and 1.409A-1(b)(5)(v)(D) of the Treasury Regulations. The instances in which there may be a substitution of a new Regular Option for an outstanding Option pursuant to a corporate transaction shall be limited to those corporate transactions authorized by the Plan but shall be further limited to only those corporate transactions described in Section 1.424(a)(3) of the Treasury Regulations. In the case of a stock split (including a reverse stock split), or stock dividend involving the Shares where the only effect of the stock split or stock dividend is to increase or decrease on a pro rata basis the number of Shares owned by each shareholder, the Option Price and the number of Shares subject to an Option shall be proportionally adjusted to reflect such stock split or stock dividend;
(d)The Shares underlying any Regular Option granted to a US Taxpayer shall in all instances constitute “service recipient stock” and shall be issued by a Group Member that is, with respect to such US Taxpayer, an “eligible issuer of service recipient stock” for purposes of IRS Code Section 409A;
(e)To the extent that any amount payable under the Plan constitutes non-exempt “deferred compensation” for purposes of Section 409A and would otherwise be payable or distributable under the Plan by reason of the occurrence of a corporate transaction, such amount or benefit will not be payable or distributable to the Participant who is a US Taxpayer by reason of such corporate transaction unless the circumstances giving rise to such corporate transaction constitutes a “change in control event” in Section 409A of the IRS Code. If this provision prevents the payment or distribution of any amount, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Plan that is permissible under Section 409A; and
(f)If any amount or benefit that constitutes non-exempt “deferred compensation” for purposes of Section 409A would otherwise be payable or distributable under this Plan by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A -3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A, provided, however, that, as permitted thereunder, the Company’s Specified Employees and its application of the six-month delay rule of IRS Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Committee, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company applicable to US Taxpayers, including this Plan.

SCHEDULE 1

CASH CONDITIONAL AWARDS

The Rules of the GW Pharmaceuticals plc 2020 Long-Term Incentive Plan shall apply to a right (a “Cash Conditional Award”) to receive a cash sum granted or to be granted under this Schedule as if it was a Conditional Award, except as set out in this Schedule. Where there is any conflict between the Rules and this Schedule, the terms of this Schedule shall prevail.

1.The Committee may grant or procure the grant of a Cash Conditional Award.
2.Each Cash Conditional Award shall relate to a given number of notional Shares.
3.On the Vesting of the Cash Conditional Award the holder of that Award shall be entitled to a cash sum which shall be equal to the “Cash Value” of the notional Vested Shares, where the Cash Value of a notional Share is the market value of a Share on the date of Vesting of the Cash Conditional Award. For the purposes of this Schedule, the market value of a Share on any day shall be determined in accordance with Rule 9.3 (Cash equivalent).
4.The cash sum payable under paragraph 3 above shall be paid by the employer of the Participant as soon as practicable after the Vesting of the Cash Conditional Award, net of any deductions (on account of tax or similar liabilities) as may be required by law or as the Board may reasonably consider to be necessary or desirable (and in relation to any Cash Conditional Award granted to a US Taxpayer, within such period of time as may be specified in the grant documentation to avoid adverse tax consequences under Section 409A).
5.For the avoidance of doubt, a Cash Conditional Award shall not confer any right on the holder of such an Award to receive Shares or any interest in Shares.

SCHEDULE 2

ITALIAN AWARDS

This schedule (“Schedule 2”) modifies the provisions of the GW Pharmaceuticals plc 2020 Long-Term Incentive Plan, as amended from time to time (the “Plan”) with respect to Awards made to a Participant who is employed in Italy. The provisions of this Schedule 2 apply automatically to those Awards.

1.Indirect pay
By accepting an Award, the Participant agrees and accepts that any economic benefits deriving from the Award or the Plan shall not be considered part of normal or expected compensation, and accordingly shall not be included in the calculation of indirect pay for any purpose (including, without limitation, for the purpose of severance payments, TFR (trattamento di fine rapport), payment in lieu of notice and bonus payments).

2.Statutory right to return to work
The sentence “If any Participant ceases to be such a director or employee before the Vesting of his Award in circumstances where he retains a statutory right to return to work then he shall be treated as not having ceased to be such a director or employee until such time (if at all) as he ceases to have such a right to return to work while not acting as an employee or director.” in Rule 11.3 (Meaning of ceasing to be a Connected Person) shall not apply in circumstances where the Participant ceases to be a Connected Person by reason of the relevant relationship being terminated by a Group Member.

SCHEDULE 3

FRENCH SUB PLAN

FRENCH-QUALIFIED FREE SHARES

Preamble
The Board of Directors of GW Pharmaceuticals plc (the “Company”) has established the 2020 Long-term Equity Incentive Plan (the “Plan”) for the benefit of certain eligible persons, including employees of the Company and its Subsidiaries, including its Subsidiaries in France of which the Company holds directly or indirectly at least 10% of the share capital (each, a “French Entity”).
Rule 14.1 (General rule on alterations) of the Plan specifically authorises the Committee to adopt sub-plans and/or special terms applicable to any Award made under the Plan to the benefit of participants outside the United Kingdom and United States.
The Committee has determined that it is appropriate and desirable to establish a sub-plan for the purposes of permitting RSU-style Options granted to employees of a French Entity that qualify for specific tax and social security treatment in France (“Free Share Awards”). The Committee, therefore, decided to establish a sub-plan to the Plan for the purpose of granting Free Share Awards that qualify for the specific tax and social security treatment in France applicable to free shares granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (referred to herein as “French-qualified Free Shares”), to employees of a French Entity who are resident in France for French tax purposes and/or subject to the French social security regime (the “French Participants”).
The Free Share Awards shall be RSU-style Options governed by the terms of the Plan applicable to RSU-style Options, subject to the provisions set forth in this Schedule, and those terms together shall constitute the “French Sub-Plan”.
Fundamental characteristics of the RSU-Style Options granted as Free Share Awards to French Participants under the French Sub-Plan:
•the beneficiaries will receive Ordinary Shares or ADSs when the Free Share Awards Vest. Save as provided in this Schedule, the Free Share Awards shall not Vest before the second anniversary of the Grant Date (and, accordingly, the Normal Vesting Date shall not be before that second anniversary).
•the exercise of the Free Share Awards will be automatic as provided for by Rule 8.4 of the Plan
•the delivery of the Shares pursuant to the Free Share Awards is subject to the payment by the beneficiaries of the nominal value of 0.1p for each Ordinary Share subject to the Free Share Award. In accordance with position of the French tax authorities, the payment of this consideration does not exceed 5% of the Fair Market Value of the Share at the Grant Date and does not prevent that the Free Share Award qualifying as French-qualified Free Shares (BOI-RSA-ES-20-20-10-20, n°390).

Specific provisions of the French Sub Plan which supersede Rules of the Plan.
Definitions. Capitalised terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

Accelerated vesting: Takeovers etc. A Free Share Award may not be exercised before the Normal Vesting Date pursuant to Rule 12 (Takeovers and other corporate events) unless the Committee specifically determines that the Award may be so exercised, in which case the provisions of Rule 12 shall apply in relation to the relevant transaction.

Limits regarding percentage of holding of the Company’s capital by a French Participant. Free Share Awards may not be issued under the French Sub- Plan to French Participants who own more than ten percent (10%) of the Company’s share capital.

Grants of Free Share Awards may not result in any French Participant’s owning more than ten percent (10%) of the Company’s share capital.

Delivery of Shares only. Only Shares, and not the cash equivalent in lieu of such Shares, may be delivered to any French Participant pursuant to Free Share Awards. Accordingly, Rule 9 (Cash alternative) of the Plan does not apply to Free Share Awards.

Disqualification of Free Share Awards as French-qualified Free Shares. If, following the grant, changes are made to the terms and conditions of the Free Share Awards due to any applicable legal requirements or a decision of the Company’s shareholders, the Board or the Committee, the Free Share Awards may no longer qualify as French-qualified Free Shares. If the Free Share Awards no longer qualify as French-qualified Free Shares, the Committee may determine, in its sole discretion, to lift, shorten or terminate certain restrictions applicable to the vesting of the Free Share Awards or to the sale of the Shares delivered pursuant to the Free Share Awards, which restrictions have been imposed under this French Sub-Plan.

Adjustment of Free Share Awards. The Committee may only make adjustments to a Free Share Award pursuant to Rule 13 (Adjustment of Awards) in the case of transactions mentioned in Article L. 225-181 of the French Commercial Code. Any such adjustment shall be in order to guarantee the neutrality of the relevant transaction on the rights of the French Participants, such adjustments not being mandatory upon the Company.

Employment Rights. The adoption of this French Sub-Plan (a) shall not confer any employment rights upon the French Participants or any employees of a French Entity, and (b) shall not be construed as a part of any employment contracts that a French Entity has with its employees.

Amendments. Subject to the terms of the Plan, the Committee reserves the right to amend or terminate this French Sub-Plan at any time in accordance with applicable French law.

Interpretation. The Free Share Awards are intended to qualify for the specific tax and social security treatment applicable to free shares granted under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended, and in accordance with the relevant provisions set forth by French tax and social security laws. Nevertheless, the Company does not undertake to maintain this status. The terms of this French Sub-Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws and relevant guidelines published by French tax and social security administrations and subject to the fulfilment of certain legal, tax, and reporting obligations, to the extent applicable. In the event of any conflict between the provisions of this French Sub-Plan and the Plan, the provisions of this French Sub-Plan shall control for any grants of Free Share Awards made hereunder to French Participants.